Exhibit 10.1

BIORA THERAPEUTICS, INC.

CONVERTIBLE NOTES PURCHASE AGREEMENT

August 12, 2024

Each of the undersigned, severally and not jointly (each, a “Purchaser”), enters into this Purchase Agreement (this “Agreement”) with Biora Therapeutics, Inc. (the “Company”), as of the date first written above whereby the Purchasers will purchase a new series (the “New Notes”) of the Company’s 11.00%/13.00% Convertible Senior Secured Notes due 2028 (the “2028 Notes”) that will be issued pursuant to the provisions of an amended and restated indenture to be dated as of the Initial Closing Date (as defined below) (the “Indenture”) in substantially the form attached hereto as Exhibit B between the Company and GLAS Trust Company LLC, as Trustee (the “Trustee”) and Collateral Agent (the “Collateral Agent”), and secured pursuant to the terms of the security agreement (as defined in the Indenture) attached hereto as Exhibit F (the “Security Agreement”). Such New Notes will be Payment Priority New Money Notes (as defined in the Indenture).

On and subject to the terms hereof, the parties hereto agree as follows:

ARTICLE I

PURCHASE OF NOTES

Section 1.1 Purchase and Sale.

(a)

Upon and subject to the terms set forth in this Agreement, at the Initial Closing, (a) each Purchaser shall deliver or cause to be delivered to the Company an amount in cash, in immediately available funds, as set forth under the heading “Initial Purchase Price” on Exhibit A hereto and (b) upon receipt of the Initial Purchase Price, the Company hereby agrees to issue to each Purchaser the principal amount of New Notes specified on Exhibit A under the heading “Purchaser Initial Closing New Notes.” The aggregate principal amount of New Notes issued to each Purchaser as set forth on Exhibit A under the heading “Initial Closing” shall be herein referred to as the “Purchaser Initial Closing New Notes.” The New Notes issued on the Initial Closing Date will bear interest from and including the Initial Closing Date.

(b)

Upon and subject to the terms set forth in this Agreement, once per month, up to three times, commencing with the first full month following the Initial Closing Date, the Company may request that the Purchasers purchase additional New Notes in an aggregate principal amount of up to $4,000,000 (a “Subsequent Draw”) at the Subsequent Purchase Price (as defined below) in a Subsequent Closing and each Purchaser may agree to purchase a principal amount of New Notes in such Subsequent Draw, in its sole discretion, up to a maximum aggregate principal amount of $4,000,000 for all Purchasers. The maximum aggregate principal amount of New Notes to be issued at the Initial Closing and all Subsequent Draws shall be $16,000,000. In order to request a Subsequent Draw, the Company will deliver a certificate of an officer of the Company requesting the Subsequent Draw and certifying that the Company is then in compliance with Section 3.14 of the Indenture. In the event that all Purchasers agree to participate in a Subsequent Draw in an aggregate principal amount of $4,000,000, then each Purchaser will fund such Subsequent Draw on a pro rata basis in proportion to the principal amount such Purchaser’s Purchaser Initial Closing New Notes bears to the total principal amount of New Notes issued on the Initial Closing Date as set forth on Exhibit A. If any Purchaser declines to participate in its full pro rata share of a Subsequent Draw, any other Purchaser may assume any unused portion of such declining Purchaser’s pro rata share, all of which shall be allocated pro rata among Purchasers electing to participate in such unused portion, provided, however, that no Subsequent Draw may be consummated unless at least two unaffiliated Purchasers agree to participate in such Subsequent Draw. In the event that the aggregate principal amount of New Notes purchased in any Subsequent Draw is less than 25% of the amount funded at the Initial Closing or the previous Subsequent Draw, as the case may be, then the Company may make one additional Subsequent Draw request, resulting in a total of up to four Subsequent Draw requests permissible under this Agreement in the aggregate. At any closing of a Subsequent Draw (a “Subsequent Closing”), (a) each Purchaser participating in such Subsequent Draw shall deliver or cause to be delivered to the Company an amount in cash, in immediately available funds, equal to $1,000 for each $1,000 principal amount of New Notes to be purchased in such Subsequent Draw as determined pursuant to this Section 1.1(b) (each a “Subsequent Purchase Price”), which shall be reflected under a separate heading in an updated Exhibit A hereto and (b) upon receipt of the Subsequent Purchase Price, the Company shall issue to each Purchaser the principal amount of New Notes determined pursuant to this Section 1.1(b), which shall be reflected under a separate heading in an updated Exhibit A. The aggregate principal amount of New Notes, if any, issued to each Purchaser as set forth on Exhibit A in a Subsequent Draw shall be herein referred to as “Purchaser Subsequent Closing New Notes” and, together with the Purchaser Initial Closing New Notes, as “Purchaser New Notes.” The New Notes issued on a Subsequent Closing Date will bear interest from and including such Subsequent Closing Date. The Company may not request any Subsequent Draw after the Equity Raise Trigger Repurchase Date (as defined in the Indenture) without the consent of all the Purchasers and all the Holders (as defined in the August 2024 Exchange Agreement, as defined below).

(c)

The issuance, delivery and acceptance of the Initial Closing New Notes and Warrants (as defined below) and the payment of the Initial Purchase Price to the Company, are collectively referred to herein as the “Initial Transactions.” The issuance, delivery and acceptance of any Subsequent Closing New Notes and the payment of any Subsequent Purchase Price to the Company, are collectively referred to herein as the “Subsequent Transactions” and, together with the Initial Transactions, the “Transactions.”

Section 1.2 Warrants. Upon the Initial Closing (as defined below), each Purchaser, to the extent set forth on Exhibit A, shall receive (i) a warrant (each, an “Initial Commitment Warrant”) with a five-year term and an exercise price of $0.60 in the form attached hereto as Exhibit C (the “Commitment Warrant”), to purchase a number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) as set forth on Exhibit A as of the Initial Closing Date and (ii) to the extent reflected on Exhibit A as of the Initial Closing Date, a warrant (each, an “Initial Additional Warrant” and, together with the Initial Commitment Warrants, the “Initial Warrants”) with a five year term and an exercise price of $0.60, in the form attached hereto as Exhibit D (the “Additional Warrant”), to purchase a number of shares of Common Stock as set forth on Exhibit A as of the Initial Closing Date. Each Initial Commitment Warrant and Initial Additional Warrant shall be exercisable for that number of shares of Common Stock set forth opposite the Purchaser’s name on Exhibit A under the applicable heading(s) (the “Initial Warrant Shares”). Upon any Subsequent Closing, each Purchaser shall receive (x) a Commitment Warrant (each, a “Subsequent Closing Commitment Warrant”) to purchase a number of shares of Common Stock equal to (x) the principal amount of Purchaser Subsequent Closing New Notes purchased by such Purchaser, divided by (y) the exercise price of the Commitment Warrant (such number of shares, “Subsequent Commitment Warrant Shares”). The Purchaser who received Initial Additional Warrants shall, in connection with any Subsequent Closing in which the Conversion Share Cap (as defined in the Indenture) with respect to such Purchaser’s 2028 Notes has not been removed or deemed not to be applicable by Stockholder Approval or otherwise, receive additional Additional Warrants (each, a “Subsequent Closing Additional Warrant” and, together with the Subsequent Closing Commitment Warrant, the “Subsequent Warrants” and together with the Initial Warrants, the “Warrants”) calculated as specified under the heading “Subsequent Closing Additional Warrant Shares” on Exhibit A (such number of shares, “Subsequent Additional Warrant Shares” and, together with the Subsequent Commitment Warrant Shares and the Initial Warrant Shares, “Warrant Shares”). The actual number of Subsequent Commitment Warrant Shares and Subsequent Additional Warrant Shares shall be reflected under a separate heading in an updated Exhibit A. The parties acknowledge and agree that (i) the amount of consideration paid under and in connection with this Agreement by each Purchaser in exchange for the Warrants issued to such Purchaser is de minimis (and the amount of such consideration fairly reflects the fair market value of the Warrants) and (ii) there will be no “original issue discount” on the New Notes, as determined pursuant to Sections 1271-1275 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, by reason of the Purchaser’s acquisition of the Warrants. Notwithstanding the foregoing, to the extent a “Fundamental Transaction” (as defined in the Additional Warrant) occurs prior to the date Stockholder Approval is obtained, to the extent the full amount of Additional Warrants (as set forth in Exhibit A under the heading “Subsequent Closing Additional Warrant Shares” and irrespective of the number of Subsequent Draws that had occurred) had not yet been issued as of the date of such Fundamental Transaction, the Company shall immediately issue Additional Warrants to the Purchaser who received Initial Additional Warrants equal to the full amount of the remaining balance of such Additional Warrants, effective no later than the date of such Fundamental Transaction.

Section 1.3 Closings.

(a)

Subject to the satisfaction or valid waiver of all closing conditions set forth in Article IV hereto, the closing of the Initial Transactions (the “Initial Closing”) shall occur on or before 9:00 a.m. (New York City time) on or before August 15, 2024, or such other date as the parties may mutually agree (the “Initial Closing Date”). At the Initial Closing, (a) each Purchaser shall deliver or cause to be delivered to the Company the Initial Purchase Price as specified on Exhibit A hereto and (b) the Company shall deliver to each Purchaser the aggregate principal amount of Purchaser Initial Closing New Notes and the Initial Warrants, each as specified on Exhibit A hereto, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”) created by the Company. At the Initial Closing, (A) each Purchaser shall deliver the Initial Purchase Price via wire transfer to the account designated by the Company, (B) the Company shall deliver to each Purchaser the Purchaser Initial Closing New Notes specified on Exhibit A hereto in global form through the Depository Trust Company (“DTC”) and (C) the Company shall deliver to each Purchaser executed Initial Warrants as set forth on Exhibit A.

(b)

Subject to the satisfaction or valid waiver of all closing conditions set forth in Article IV hereto, the closing of any Subsequent Transactions (a “Subsequent Closing” and, together with the Initial Closing, a “Closing”) shall occur on or before 9:00 a.m. (New York City time) on the date as the parties may mutually agree (each, a “Subsequent Closing Date” and, together with the Initial Closing Date, a “Closing Date”). At each Subsequent Closing, (a) each Purchaser shall deliver or cause to be delivered to the Company the applicable Subsequent Purchase Price and (b) the Company shall deliver to each Purchaser the applicable aggregate principal amount of Purchaser Subsequent Closing New Notes and Subsequent Closing Commitment Warrants, each as specified on the updated Exhibit A, free and clear of any Liens created by the Company. At the applicable Subsequent Closing, (A) each Purchaser shall deliver the applicable Subsequent Purchase Price via wire transfer to the account designated by the Company, (B) the Company shall deliver to each Purchaser the applicable Purchaser Subsequent Closing New Notes in global form through the DTC and (C) the Company shall deliver to each Purchaser executed Subsequent Closing Commitment Warrants as set forth on the updated Exhibit A.

(c)

Notwithstanding anything in this Agreement to the contrary, no Closing with respect to any portion of (and no Purchaser New Notes shall be issued with respect to) the Initial Transactions or any Subsequent Transaction, as applicable, shall occur if (i) for any reason any portion of such Transaction is not concurrently completed at the applicable Closing, (ii) for any reason the acquisition of any portion of the Holder Initial Closing New Notes (as defined in the August 2024 Exchange Agreement (as defined below) as of the date hereof), with respect to the Initial Transactions, or any portion of the applicable Holder Subsequent Closing New Notes (as defined in the August 2024 Exchange Agreement as of the date hereof) to be acquired in connection with such Subsequent Draw pursuant to the terms of the August 2024 Purchase Agreement (as of the date hereof), with respect to the applicable Subsequent Transaction, is not consummated concurrently with the Closing of such Transaction in accordance with the terms of the documents related thereto in the form entered into on the date hereof, or (iii) any amendment, modification or waiver of any documentation relating to the Exchange Transactions (as defined below) or the Transactions (including through any agreement, arrangement or understanding, whether or not written, outside of such documentation to in any manner alter, supplement or change the terms of the applicable Purchase Transactions or the applicable Transactions) shall have been made without the written consent of all parties to August 2024 Exchange Agreement materially adversely affected thereby (which, to avoid doubt, shall include, without limitation, any amendment, waiver or modification of any of the economic terms of this Agreement or the August 2024 Exchange Agreement or any of the securities to be issued pursuant hereto or thereto other than any amendment, waiver or modification that makes only a de minimis change to any such economic term) since the executed versions of such documentation provided to the parties to the August 2024 Exchange Agreement concurrently with the execution of such agreement. Each of the parties to the August 2024 Exchange Agreement shall be a third-party beneficiary of this Section 1.3(c) and shall be entitled to enforce this Section 1.3(c) directly as though a party to this Agreement.

Section 1.4 Exchange Transactions. The Company and the Purchasers are, concurrently with this Agreement, entering into an Exchange Agreement (the “August 2024 Exchange Agreement”) pursuant to which holders of outstanding 2028 Notes are agreeing to exchange certain of the outstanding 2028 Notes for a new series of Payment Priority Exchange Notes (as defined in the Indenture) (such transactions, the “Exchange Transactions”).

Section 1.5 No Joint Liability. The obligations of each Purchaser under this Agreement are several and not joint, and no Purchaser shall have liability to any person for the performance or non-performance of any obligation of any other Purchaser hereunder.

ARTICLE II

COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the applicable Closing, to the Company, and all such covenants, representations and warranties shall survive the Closings.

Section 2.1 Power and Authorization. Each such Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transactions. Exhibit A hereto includes the true, correct and complete name and address of such Purchaser.

Section 2.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by each Purchaser and constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, or (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). Upon execution and delivery, each other Transaction Document (as defined below) to which it is a party will constitute a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with their terms, except as such enforcement may be subject to the Enforceability Exceptions. The execution and delivery of this Agreement and each other Transaction Document to which it is a party and the consummation of the Transactions will not violate, conflict with or result in a breach of or default under (i) the applicable Purchaser’s organizational documents (or any similar documents governing each Account), (ii) any agreement or instrument to which the applicable Purchaser is a party or by which the applicable Purchaser or any of its respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the applicable Purchaser, except in the case of clauses (ii) or (iii), where such violations, conflicts, breaches or defaults would not affect the applicable Purchaser’s ability to consummate the Transactions in any material respect.

Section 2.3 Institutional Accredited Investor or Qualified Institutional Buyer. Such Purchaser is either: (a) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or (b) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act.

Section 2.4 No Affiliates. The Purchaser is not, and has not been at any time during the consecutive three-month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company.

Section 2.5 No Prohibited Transactions. Such Purchaser has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, disclosed to a third party (other than (i) its advisors or as required by Applicable Law (as defined below) or (ii) with the Company’s prior approval or consent) any information regarding the Transactions, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that such Purchaser was first contacted by either the Company or any other person acting on the Company’s behalf regarding the Transactions, this Agreement or an investment in the New Notes, and such Purchaser shall not engage in any such activities until the Disclosure Time (as defined below). “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including, without limitation, on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers. Solely for purposes of this Section 2.5, subject to such Purchaser’s compliance with its obligations under the U.S. federal securities laws and the Purchaser’s internal policies, (a) “Purchaser” shall not be deemed to include any employees, subsidiaries, desks, groups or Affiliates of the applicable Purchaser that are effectively walled off by appropriate “fire wall” information barriers approved by such Purchaser’s legal or compliance department (and thus such walled off parties have not been privy to any information concerning the Transactions), and (b) the foregoing representations and covenants of this Section 2.5 shall not apply to any transaction by or on behalf of an account of a Purchaser that was effected without the advice or participation of, or such account’s receipt of information regarding the Transactions provided by, the applicable Purchaser.

Section 2.6 Adequate Information; No Reliance. Such Purchaser acknowledges and agrees that (a) the Purchaser has been furnished with all materials it considers relevant to making an investment decision to enter into the Transactions and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act (collectively, the “Public Filings”), a current balance sheet of the Company and other information regarding the Company’s current results of operations and financial condition and the letter agreements regarding forbearance between the Company and the Purchasers dated July 3, 2024 and July 31, 2024, and (b) the Purchaser has had the opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects and the terms and conditions of the Transactions, (c) the Purchaser has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Transactions and to make an informed investment decision with respect to such Transactions, (d) the Purchaser has evaluated the tax and other consequences of the Transactions and receipt and ownership of the Purchaser New Notes and the Warrants with its tax, accounting or legal advisors, (e) the Company is not acting as a fiduciary or financial or investment advisor to the Purchaser and (f) the Purchaser is not relying, and none have relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its Affiliates or representatives except for (i) the Public Filings and (ii) the representations and warranties made by the Company in this Agreement. Such Purchaser is able to fend for itself in the Transactions; has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Purchaser New Notes and the Warrants; has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment; and acknowledges that investment in the Purchaser New Notes involves a high degree of risk.

Section 2.7 Acknowledgements. Such Purchaser acknowledges and agrees that there is no assurance that a public market will exist or continue to exist for the New Notes or the Warrants. Such Purchaser (a) acknowledges that neither the issuance of the New Notes or the Warrants pursuant to the Transactions nor the issuance of any shares of Common Stock upon conversion of any of the New Notes (the “Conversion Shares”) or the Warrant Shares has been registered or qualified under the Securities Act or any state securities laws, and the New Notes, the Warrants and any Conversion Shares or Warrant Shares are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state laws or unless an exemption from such registration and qualification is available, and (b) is purchasing the New Notes, Warrants and any Conversion Shares and Warrant Shares for investment purposes only for its own account and not with any view toward a distribution thereof or with any intention of selling, distributing or otherwise disposing of the New Notes, the Warrants or any Conversion Shares or Warrant Shares in a manner that would violate the registration requirements of the Securities Act. Such

Purchaser acknowledges that the New Notes, the Warrants and any Conversion Shares and Warrant Shares will bear a legend to the effect that the Purchaser may not transfer any New Notes, Warrants or such Conversion Shares or Warrant Shares except (i) to a “qualified institutional buyer” within the meaning of and in accordance with Rule 144A, (ii) under any other available exemption from the registration requirements of the Securities Act, (iii) pursuant to a registration statement that has become effective under the Securities Act or (iv) as otherwise specified in such legend.

Section 2.8 Taxpayer Information. Such Purchaser will deliver to the Company a complete and accurate IRS Form W-9 or IRS Form W-8BEN, W-8BEN E or W-8ECI, as appropriate.

Section 2.9 Further Action. Such Purchaser agrees that it will, upon request, execute and deliver any additional documents deemed by the Company, the Trustee or the Company’s transfer agent to be reasonably necessary to complete the Transactions.

Section 2.10 DIP Provisions. Each Purchaser hereby acknowledges and agrees to be bound by the provisions of section 3.17 of the Indenture.

ARTICLE III

COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the applicable Closing, to the Purchasers, and all such covenants, representations and warranties shall survive the Closings.

Section 3.1 Power and Authorization. The Company has been duly incorporated and is validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder, and to consummate the Transactions and the Exchange Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity or third party is required in connection with the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated by the Transaction Documents, except as may be required under any state or federal securities laws.

Section 3.2 Valid and Enforceable Agreements; No Violations. This Agreement and the Security Agreement have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions. Upon execution and delivery, the Indenture, the New Notes, the Warrants, the Board Observer Agreement (as defined below), the Athyrium Voting Agreement (as defined below) and the Registration Rights Agreement (this Agreement, together with the Indenture, the New Notes, the Security Agreement, the Warrants, the Board Observer Agreement, the Athyrium Voting Agreement and the Registration Rights Agreement, collectively, the “Transaction

Documents”) will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to the Enforceability Exceptions. The execution and delivery of the Transaction Documents and consummation of the transactions contemplated thereby will not violate, conflict with or result in a breach of or default under (a) the charter, bylaws or other organizational documents of the Company, (b) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, except in the case of clauses (b) or (c), where such violations, conflicts, breaches or defaults would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial position, business or results of operations of the Company and its subsidiaries, taken as a whole or affect the Company’s ability to consummate the Transactions in any material respect. The Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

Section 3.3 Validity of Purchaser New Notes and Warrants. The issuance of the Purchaser New Notes and Warrants has been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture (in the case of the Purchaser New Notes) and delivered to the applicable Purchaser pursuant to the Transactions against delivery of the Purchase Price therefor in accordance with the terms of this Agreement, the Purchaser New Notes and the Warrants will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforcement may be subject to the Enforceability Exceptions, and the Purchaser New Notes and the Warrants will not be subject to any preemptive, participation, rights of first refusal or other similar rights. Assuming the accuracy of each Purchaser’s representations and warranties hereunder, the Purchaser New Notes and the Warrants (a) will be issued in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and will bear a restricted legend as contemplated by Section 2.7 above, and (b) will be issued in compliance with all applicable state and federal laws.

Section 3.4 Validity of Conversion Shares and Warrant Shares. The maximum number of Conversion Shares issuable upon conversion of the Purchaser New Notes and the maximum number of Warrant Shares issuable upon exercise of the Warrants have been duly authorized and reserved by the Company for issuance upon conversion of the Purchaser New Notes or exercise of the Warrants, as applicable, and, when issued upon conversion of the Purchaser New Notes in accordance with the terms of the Purchaser New Notes and the Indenture or upon exercise of the Warrants in accordance with the terms of the Warrants, as applicable, will be validly issued, fully paid and non-assessable, and the issuance of any such Conversion Shares or Warrant Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights. Upon delivery of the Conversion Shares or the Warrant Shares in connection with a conversion of the Purchaser New Notes or exercise of the Warrants, as applicable, such Conversion Shares and Warrant Shares shall be free and clear of all Liens created by the Company.

Section 3.5 Listing. At the Initial Closing and at any Subsequent Closing, the Conversion Shares and the Warrant Shares in respect of the New Notes and Warrants issued on such Closing Date shall be approved for listing on The Nasdaq Global Market (the “Nasdaq”). At the Initial Closing and any Subsequent Closing, the Common Stock is and will be listed on the Nasdaq, and the Company has not and will have not taken any action designed to, or likely to have the effect of, delisting the Common Stock from the Nasdaq nor, except as disclosed to the Purchasers as of the date this representation is being made or deemed made, has the Company received any notification that the Nasdaq is contemplating terminating such listing.

Section 3.6 Disclosure. On or before 9:00 a.m. (New York City time) on the first business day following the date of this Agreement and each Subsequent Closing Date (each, a “Disclosure Time”), the Company shall issue a press release or file with the SEC a Current Report on Form 8-K, in each case disclosing the material terms of the Transactions and the Exchange Transactions (to the extent not previously publicly disclosed) (the “Disclosure Filing”). From and after the issuance or filing of the Disclosure Filing, the Company represents to the Purchaser that such Purchaser shall not be in possession of any material, nonpublic information provided by the Company or any of its officers, directors, employees or agents prior to the applicable Disclosure Time that is not disclosed in the Disclosure Filing. In addition, effective upon the earlier of (i) the issuance or filing of such Disclosure Filing and (ii) the applicable Disclosure Time, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, employees or agents, on the one hand, and the Purchaser or any of its Affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Purchaser and its Affiliates will rely on the foregoing representations in effecting transactions in securities of the Company. Without the prior written consent of the Purchaser, the Company shall not disclose the name of the Purchaser in any filing or announcement, unless such disclosure is in accordance with Section 6.5 below.

Section 3.7 No Litigation. There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened, against the Company that relates to or that would reasonably be expected to impede the consummation of the Transactions contemplated hereby.

Section 3.8 SEC Filings; Disclosure. The Company has filed with the SEC all reports, schedules and statements required to be filed by it under the Exchange Act on a timely basis for the most recent twelve-month period. As of their respective filing dates, the Public Filings filed since January 1, 2023 complied in all material respects with applicable accounting requirements and the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such Public Filings, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended, and none of such Public Filings, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Other than the Transactions and the Exchange Transactions, as of the date hereof, no material event or circumstance has occurred which would be required to be publicly disclosed or announced pursuant to the provisions of the SEC’s Form 8-K which has not been so publicly announced or disclosed on Form 8-K.

Section 3.9 Exchange Transactions. The Company has provided to the Purchasers true, correct and complete executed copies of all documentation relating to the Exchange Transactions, which documentation has not been amended, modified or waived in any respect since such execution.

Section 3.10 Certain Approvals. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including without limitation any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s constituent documents or the laws of the State of Delaware that are or could become applicable to any Purchaser as a result of any Purchaser or the Company fulfilling their respective obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Purchaser New Notes, Warrants, Conversion Shares or Warrant Shares. In light of Section 2(e) of the Warrants and Section 2.21 of the Indenture, there are no change of control, severance, bonus or similar payments due and payable by the Company as a result of the Company fulfilling its obligations or exercise its rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Holder New Notes, the Equity Consideration, the Conversion Shares or the Warrant Shares, as the case may be.

Section 3.11 Further Action. The Company agrees that (i) it will cancel all outstanding 2028 Notes acquired in connection with the Exchange Transactions, and (ii) it will, upon request, execute and deliver any additional documents deemed by a Purchaser, the Trustee or the Company’s transfer agent to be reasonably necessary or desirable to complete the Transactions.

Section 3.12 Solvency. After giving effect to the Transactions, (a) the fair saleable value of the Company’s consolidated assets exceeds the fair value of the Company’s liabilities, (b) the Company will not be left with unreasonably small capital and (c) the Company will be able to pay its debts (including trade debts) as they become due (whether at maturity or otherwise) (without taking into account any forbearance or extensions related thereto).

Section 3.13 No Material Adverse Effect. Since December 31, 2023, except as disclosed in the Public Filings, the Company and its subsidiaries, considered as a single enterprise, have conducted their business in the ordinary course, and (a) there has been no material adverse change, or any development that could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the legality, validity or enforceability of this Agreement or the ability of the Company to perform its obligations hereunder or under the Transactions or the Exchange Transactions on a full and timely basis or on the financial condition, business, assets or results of operations of the Company and its subsidiaries, considered as a single enterprise (collectively, a “Material Adverse Effect”); and (b) except as otherwise disclosed in the Public Filings, neither the Company nor any of its subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and its subsidiaries, taken as a whole, and none of the Company nor any of its subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, regardless of whether covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 3.14 Investment Company Act. The Company is not and, after giving effect to the Transactions and the Exchange Transactions, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

Section 3.15 Brokers. No broker, finder or intermediary is entitled to a fee or commission from any Purchasers in connection with the Transactions.

Section 3.16 New Class. The Purchaser New Notes, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act.

Section 3.17 Subsidiaries. The Company does not own, directly or indirectly, any subsidiaries, other than Biora Therapeutics UK Limited, which the Company is in the process of dissolving.

Section 3.18 Collateral. The representations and warranties of the Company included in Article IV of the Security Agreement are deemed to be incorporated herein and part hereof.

Section 3.19 Stockholder Approval. The Company shall include a proposal in a preliminary proxy statement on Schedule 14A seeking stockholder approval filed no later than November 7, 2024, with a definitive proxy including such proposal distributed as soon as practicable thereafter, to allow the Company to settle the exercise of any Amended Warrants (as defined in the August 2024 Exchange Agreement) and any Warrants issued or issuable pursuant to the terms of this Agreement and the conversions of any Notes (as defined in the Indenture), including any New Notes and any New Notes (as defined in the August 2024 Exchange Agreement) issued or issuable pursuant to the terms of this Agreement or the August 2024 Exchange Agreement in accordance with the Indenture without giving effect to the provisions of Section 5.07 of the Indenture and issue shares pursuant to the Indenture, the Warrants and the Amended Warrants in each case on account of the above referenced securities (the “Stockholder Approval”). The Company shall use commercially reasonable efforts to secure Stockholder Approval, including by including the recommendation of the Company’s Board of Directors that such proposal is approved and the solicitation by the Company of proxies from its stockholders in connection therewith in the same manner as it does for management proposals in other Company proxy statements, and the voting of proxies of all management appointed proxyholders in favor of such proposal. If the Company does not obtain the Stockholder Approval at such meeting, the Company shall call a special meeting of stockholders each ninety (90) days thereafter at least two times, and thereafter at each subsequent annual meeting seek Stockholder Approval until the earlier of the date on which (i) Stockholder Approval is obtained or (ii) the securities referenced above are no longer outstanding and not subject to issuance under the terms of this Agreement and the August 2024 Exchange Agreement. Shares of Common Stock issued upon conversion or exercise of the securities referenced above prior to the Company obtaining Stockholder Approval shall not be entitled to vote in favor of the Stockholder Approval except as permitted by the rules of Nasdaq.

Section 3.20 Financial Advisor. The Company shall, as promptly as practicable following the date of this Agreement, enter into an engagement letter with, and retain, a financial advisor agreeable to the holders of a majority in aggregate principal amount of Notes (as defined under the Indenture) outstanding (the “Financial Advisor”). The Company shall not be required to comply with this covenant after an Equity Raise Trigger Repurchase Date (as defined in the Indenture), provided that the Company has paid in full the Equity Rase Trigger Repurchase Price in respect of all Payment Priority Notes (as defined in the Indenture).

Section 3.21 Restructuring Milestones and Cash Flow Forecast. As promptly as practicable following the date of this Agreement, the Company shall work with the Financial Advisor to formulate and present to the Board of Directors of the Company, including any observers on the Board of Directors, (i) a restructuring milestone schedule and (ii) on a rolling weekly basis, a 13-week cash flow forecast of the Company, which shall have been approved by the Financial Advisor, broken down by week, including the anticipated receipts and disbursements of such period. The Company shall not be required to comply with this covenant after an Equity Raise Trigger Repurchase Date (as defined in the Indenture), provided that the Company has paid in full the Equity Rase Trigger Repurchase Price in respect of all Payment Priority Notes (as defined in the Indenture).

Section 3.22 Athyrium Voting Agreement. The Company shall not agree to or permit any amendment, modification, waiver or termination of the Athyrium Voting Agreement in a manner that would adversely affect the Purchasers, and shall use its commercially reasonable efforts to enforce the obligations of the parties thereto.

ARTICLE IV

CLOSING CONDITIONS & NOTIFICATION

Section 4.1 Conditions to Obligations of each Purchaser and the Company. The obligations of each Purchaser to deliver the Purchase Price and of the Company to deliver the New Notes and the Warrants are subject to the satisfaction at or prior to the Initial Closing or a Subsequent Closing, as applicable, of the following conditions:

(a)

no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and precludes, enjoins or otherwise prohibits the consummation of the Transactions, the Exchange Transactions or the transactions contemplated by the Transaction Documents, and no statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal this Agreement, the Transaction Documents, the transactions contemplated hereby or thereby, or the Exchange Transactions;

(b)

there shall be no action, lawsuit, arbitration, claim or proceeding pending that enjoins the consummation of this Agreement, the Transaction Documents, the transactions contemplated hereby or thereby, or the Exchange Transactions;

(c)

solely with regard to the obligations of each Purchaser to deliver the applicable Purchase Price at the applicable Closing, (i) the representations and warranties of the Company contained in Article III shall be true and correct as of the applicable Closing in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) with the same effect as though such representations and warranties had been made as of the applicable Closing, and unless notice is given pursuant to Section 4.2 below, each of the representations and warranties contained therein shall be deemed to have been reaffirmed and confirmed as of the applicable Closing Date and (ii) the Company shall have complied, in all material respects, with all covenants and other agreements in this Agreement required to be performed by the Company at or prior to the applicable Closing;

(d)

solely with regard to the obligation of the Company to deliver the Purchaser New Notes and the Warrants, as applicable, at the applicable Closing (i) the representations and warranties of each Purchaser contained in Article II shall be true and correct as of the applicable Closing in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) with the same effect as though such representations and warranties had been made as of the applicable Closing, and unless notice is given pursuant to Section 4.2 below, each of the representations and warranties contained therein shall be deemed to have been reaffirmed and confirmed as of the applicable Closing Date and (ii) each Purchaser shall have complied, in all material respects, with all covenants and other agreements in this Agreement required to be performed by them at or prior to the applicable Closing;

(e)	the Company and the Trustee shall have entered into the Indenture;

(f)	the Security Agreement shall remain in full force and effect;

(g)	the Company and each Purchaser shall have entered into a registration rights agreement (the “Registration Rights Agreement”) in substantially the form of Exhibit G;

(h)	the Company and the applicable Purchasers shall have entered into an amended and restated the board observer agreement in the form attached hereto as Exhibit E (the “Board Observer Agreement”);

(i)

the Company shall have entered into a voting agreement with Athyrium Opportunities III Acquisition LP and Athyrium Opportunities III Co-Invest 1 LP (“Athyrium”), pursuant to which Athyrium shall agree to vote in favor of the Stockholder Approval, in the form attached hereto as Exhibit H (the “Athyrium Voting Agreement”);

(j)

solely with regard to the obligations of each Purchaser to deliver the applicable Purchase Price, the Company shall have executed and delivered to the Purchasers a perfection certificate dated as of the applicable Closing Date in form and substance reasonably satisfactory to the Collateral Agent;

(k)

solely with regard to the obligations of each Purchaser to deliver the applicable Purchase Price, except as otherwise provided for in the Security Documents (as defined in the Indenture), the Indenture or the other documents entered into in connection with the Transactions, on the applicable Closing Date, the Collateral Agent shall have received the Security Documents and other certificates, agreements or instruments necessary to create a valid security interest in favor of the Collateral Agent, for its benefit and the benefit of the Trustee and the holders of the New Notes, in all of the Collateral described in the Security Agreement substantially in form and substance reasonably satisfactory to the Collateral Agent, together with, subject to the requirements of the Security Documents, stock certificates and promissory notes required to be delivered pursuant to the Security Documents, in each case accompanied by instruments of transfer and stock powers undated and endorsed in blank, Uniform Commercial Code financing statements in appropriate form for filing, filings with the United States Patent and Trademark Office and United States Copyright Office in appropriate form for filing where applicable and each such document, instrument or filing shall, unless expressly not required by the Indenture, the Security Documents or applicable law, be executed by the Company, and each such document shall be in full force and effect;

(l)

solely with regard to the obligations of each Purchaser to deliver a Subsequent Purchase Price in the case of a Subsequent Closing, the Company and such Purchaser shall have agreed in writing to consummate the Subsequent Closing;

(m)

solely in the case of the Initial Closing, the Exchange Transactions scheduled to be consummated on the Initial Closing Date shall be consummated concurrently with the Initial Closing of the Transactions in accordance with the terms of the documents related thereto in the form entered into on the date hereof, and no amendments, modifications or waivers of any documentation relating to the Exchange Transactions shall have been made since the executed versions of such documentation provided to the Purchasers concurrently with the execution of this Agreement;

(n)

solely in the case of a Subsequent Closing, the Exchange Transactions scheduled to be consummated on such Subsequent Closing Date shall be consummated concurrently with such Subsequent Closing of the Transactions in accordance with the terms of the documents related thereto in the form entered into on the date hereof, and no amendments, modifications or waivers of any documentation relating to the Exchange Transactions shall have been made since the executed versions of such documentation provided to the Purchasers concurrently with the execution of this Agreement;

(o)

solely with regard to the obligations of each Purchaser to deliver the applicable Purchase Price at the applicable Closing, the Company shall have delivered to each Purchaser (i) an opinion of Gibson, Dunn & Crutcher, counsel to the Company, addressed to such Purchaser, in form and substance reasonably acceptable to such Purchaser, and (ii) such other customary documentation as such Purchaser shall reasonably request;

(p)

solely with regard to the obligations of each Purchaser to deliver the applicable Purchase Price at the applicable Closing, the Company shall have furnished or caused to be furnished to the Purchasers, dated as of the applicable Closing Date, a certificate of the Chief Executive Officer or Chief Financial Officer of the Company stating that (i) the representations and warranties of the Company set forth in Article II of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; (iii) the Company has complied with all the agreements and covenants hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date; and

(q)	the Purchaser New Notes shall be eligible for clearance and settlement through DTC under a 144A CUSIP.

Section 4.2 Notification. Each Purchaser hereby covenants and agrees to promptly notify the Company upon the occurrence of any event prior to a Closing that would cause any representation, warranty, or covenant contained in Article II to be false or incorrect in any material respect (or, with respect to those representations and warranties that are qualified by materiality or material adverse effect, in any respects). The Company hereby covenants and agrees to notify the Purchasers upon the occurrence of any event prior to a Closing that would cause any representation, warranty, or covenant contained in Article III to be false or incorrect in any material respect (or, with respect to those representations and warranties that are qualified by materiality or material adverse effect, in any respects).

ARTICLE V

INDEMNIFICATION

Section 5.1 Indemnification. The Company agrees to indemnify each of the Purchasers and their Affiliates, and their respective equityholders, directors, officers, employees, agents, members, partners, managers, advisors (and any other persons with a functionally equivalent role notwithstanding a lack of such title or any other title) and each person, if any, who controls a Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Indemnified Party” and, collectively, the “Indemnified Parties”) from and against any losses, claims, damages, costs, expenses or liabilities, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, claims, damages or liabilities of any kind or nature whatsoever (including the documented fees and disbursements of counsel and all other documented expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them) (collectively, “Losses”), as a result of, relating to, arising out of, or resulting from any Third-Party Claim (as defined herein) asserted against such Indemnified Party arising from or in any way related to, or as a result of any action taken or purported to have been taken by any person in connection with the consummation of, the transactions contemplated by this Agreement or any of the other Transaction Documents.

Section 5.2 Indemnification Procedures. Promptly after any Indemnified Party has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person (other than the Company and its Affiliates or any other Purchaser or its Affiliates, but including any derivative action, suit or proceeding) (each a “Third-Party Claim”), which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the Company prompt written notice of such Third-Party Claim or the commencement of such action, suit or proceeding, but failure to so notify the Company will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Company is prejudiced by such failure, and then only to the extent of such prejudice. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known. The Company shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Company pursues the same diligently and in good faith. After the Company has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Company diligently pursues such defense, the Company shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if the Company has failed after a reasonable period of time to assume the defense or employ counsel reasonably acceptable to the Indemnified Party, or if the Indemnified Party has, in the reasonable opinion of counsel, a material conflict on any material issue between the position of such Indemnified Party and any other party being represented by such counsel selected by the Company, then the Indemnified Party shall have the right to select its own counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the documented expenses and fees of one such counsel (in addition to any necessary local counsel) and other documented expenses related to such participation to be reimbursed by the Company as incurred. Notwithstanding any other provision of this Agreement, (x) the Company shall not settle any Third-Party Claim under which indemnification may be sought hereunder without the consent of the applicable Indemnified Parties unless the settlement thereof imposes no liability or obligation on, and includes a complete, unconditional and irrevocable release from liability of, and does not include any statement or admission of fault, culpability, wrongdoing or malfeasance by, the Indemnified Party and (y) the Company shall not be liable for any settlement entered into by an Indemnified Party without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

If the indemnification provided in the preceding paragraph is insufficient, not permitted by applicable law or is judicially determined to be unavailable, then in lieu of indemnifying such Indemnified Person hereunder, the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of any applicable losses and expenses.

Section 5.3 Limitation on Liability. Notwithstanding anything to the contrary in this Agreement, none of the Company nor its Affiliates shall be required to indemnify or hold harmless any Indemnified Party to the extent of any Losses that are finally determined by a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Party, or from a claim solely among the Indemnified Parties. To the extent that the Company or its Affiliates have provided indemnification pursuant to this Article V prior to any such determination by a court of competent jurisdiction, each Indemnified Party so determined to have suffered such non-indemnifiable Losses shall promptly refund to the Company, by wire transfer of immediately available funds, any amounts so advanced by the Company or its Affiliates.

Section 5.4 Release. In consideration for the agreements and covenants set forth in this Agreement, the Company, on behalf of itself and each of its Affiliates, knowingly, voluntarily and unconditionally releases and forever discharges from and for, and covenants not to sue, each Indemnified Party for any and all actions or inactions arising out of, relating to, or resulting from the Transactions that the Company has or may have, now or in the future; provided, however, that this Section 5.4 will not apply to any claims against any Purchaser with respect to a breach of this Agreement or any other Transaction Document or any rights of the Company under this Agreement or any other Transaction Document.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Entire Agreement. This Agreement and any documents and agreements executed in connection with the Transactions embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or Affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 6.2 Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 6.3 Governing Law; Waiver of Jury Trial. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules. Each of the Company and each Purchaser irrevocably waives any and all right to trial by jury with respect to any legal proceeding arising out of the Transactions contemplated by this Agreement.

Section 6.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or any standard form of telecommunication or e-mail shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 6.5 Use of Purchaser Names. Neither the Company nor any of its Affiliates and subsidiaries (if any) (collectively, the “Company Group”) shall identify, or permit any of its employees, agents or representatives to identify, the Purchaser (whether in connection with the Company or in the Purchaser’s capacity as an investor in the Company) in any written or oral public communications or issue any press release or other disclosure of the Purchaser’s name or the name of any of its Affiliates, or any derivative of any of the foregoing names (collectively, the “Purchaser Names”), in each case except (i) as authorized in writing in advance by the Purchaser in each such instance (electronic mail to suffice) or (ii) as required by applicable law, legal process or regulatory request (“Applicable Law”); provided, that such disclosing member of the Company Group as soon as practicable notifies the Purchaser of such requirement (except where prohibited by Applicable Law ) so that the Purchaser (or its applicable Affiliate) may seek a protective order or other appropriate remedy prior to such disclosure. Notwithstanding the foregoing, the Company may make disclosures to an auditor or governmental or regulatory authority pursuant to any routine investigation, inspection, examination or inquiry without providing the Purchaser with any notification thereof, unless the Purchaser is the subject of any such investigation, inspection, examination or inquiry (in which case the preceding sentence shall govern).

Section 6.6 Expenses. The Company shall reimburse the Purchasers for all reasonable and documented fees and out-of-pocket expenses incurred in connection with the Transactions promptly and, to the extent such documented fees and expenses are invoiced to the Company at least one business day prior to Closing, on the Closing Date.

Section 6.7 Severability. The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision or the validity and enforceability of this Agreement.

Section 6.8 Assignment; Binding Effect. No Purchaser shall convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the Company, except to an affiliate of such Purchaser who assumes its obligations hereunder pursuant to a joinder or similar agreement reasonably acceptable to the Company, and the Company shall not convey, assign or otherwise transfer any of its rights and obligations under this Agreement without the express written consent of each Purchaser. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 6.9 Waiver; Remedies. No delay on the part of any Purchaser or the Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Purchaser or the Company of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege of such party under this Agreement, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement. All waivers under this Agreement shall be in writing and signed by the party against whom such waiver is to be enforced.

Section 6.10 Amendment. This Agreement may be modified or amended only by written agreement of each of the parties to this Agreement, other than Section 1.3(c) which may be modified or amended only by the written agreement of each of the parties to this Agreement and each of the parties to the August 2024 Exchange Agreement.

Section 6.11 Survival. The provisions of Article II, Article III, Section 4.2, Article V and Article VI shall survive the Closing.

Section 6.12 Notice. Any notice or communications hereunder shall be in writing and will be deemed to have been given if delivered in person or by electronic transmission or by registered or certified first-class mail or courier service to the following addresses, or such other addresses as may be furnished hereafter by notice in writing:

if to the Company:

4330 La Jolla Village Drive

Suite 300

San Diego, CA 92122

Email: clarke.neumann@bioratherapeutics.com

With a copy to: legaldeptcontractnotices@bioratherapeutics.com if to the Purchasers, as set forth on Exhibit A hereto.

Section 6.13 Termination. The Company may terminate this Agreement if there has occurred any breach or withdrawal by a Purchaser of any covenant, representation or warranty set forth in Article II. A Purchaser may terminate this Agreement if (i) there has occurred any breach or withdrawal by the Company of any covenant, representation or warranty set forth in Article III or (ii) the Closing has not occurred by 5:00 p.m. (New York City time) on the tenth (10th) business day following the date hereof.

Section 6.14. Other Transactions. Nothing contained herein or in any other Transaction Document or other document related to the Exchange Transactions, and no action taken by any Purchaser pursuant hereto or thereto or by any other party pursuant to such other documents, shall be deemed to constitute the Purchaser and any other party under such other documents as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such entities are in any way acting in concert or as a group with respect to their obligations hereunder or thereunder or with respect to the transactions contemplated hereby or thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

BIORA THERAPEUTICS, INC.

By:
Name:
Title:

SIGNATURE PAGE TO

CONVERTIBLE NOTES PURCHASE AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“UNDERSIGNED”:

By:
Name:
Title:

SIGNATURE PAGE TO

CONVERTIBLE NOTES PURCHASE AGREEMENT

EXHIBIT A

Initial Closing

Purchasers

EXHIBIT B

Form of Indenture

EXHIBIT C

Form of Commitment Warrant

EXHIBIT D

Form of Additional Warrant

EXHIBIT E

Board Observer Agreement

EXHIBIT F

Security Agreement

EXHIBIT G

Form of Registration Rights Agreement

EXHIBIT H

Athyrium Voting Agreement